As filed with the Securities and Exchange Commission on December 3, 1999
                                                     Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------


                        CAPITAL SENIOR LIVING CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             75-2678809
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

           14160 DALLAS PARKWAY
                SUITE 300
             DALLAS, TEXAS                                         75240
(Address of principal executive offices)                         (Zip Code)
                      -----------------------------------


   1997 OMNIBUS STOCK AND INCENTIVE PLAN FOR CAPITAL SENIOR LIVING CORPORATION
                            (Full title of the plan)
                      -----------------------------------

            DAVID R. BRICKMAN, ESQ.                           COPY TO:
               GENERAL COUNSEL                         WINSTON W. WALP, II, ESQ.
      14160 DALLAS PARKWAY, SUITE 300                    JENKENS & GILCHRIST,
            DALLAS, TEXAS 75240                      A PROFESSIONAL CORPORATION
   (Name, address and telephone number              1445 ROSS AVENUE, SUITE 3200
including area code of agent for service)                DALLAS, TEXAS 75202
                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     PROPOSED                 PROPOSED
                                                  AMOUNT             MAXIMUM                  MAXIMUM                AMOUNT OF
             TITLE OF CLASS OF                    TO BE          OFFERING PRICE             AGGREGATE              REGISTRATION
        SECURITIES TO BE REGISTERED           REGISTERED(1)      PER SHARE(2)(3)        OFFERING PRICE(2)(3)           FEE(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share     2,000,000 Shares        $8.838328                $17,676,656             $4,914.11
====================================================================================================================================

         (1) The securities to be registered consist of 2,000,000 shares reserved for issuance under the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate number of additional shares of the registrant's Common Stock (the "Common Stock") issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plan to prevent dilution which may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock. These additional shares are also being registered by this Registration Statement.

         (2) Estimated solely for the purpose of calculating the registration fee.
         (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on
(i) 490,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options, at a price per share of $4.9375, which is the average of the high and low prices for the Common Stock quoted on the New York Stock Exchange, Inc. on November 29, 1999, and (ii) the following shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at the following exercise prices:


Number of Shares of Common Stock
     Reserved for Issuance                        Exercise Price Per Share
--------------------------------                  ------------------------
               650,500                                      $13.50
               732,500                                      $ 7.0625
               100,000                                      $10.1875
                27,000                                      $10.50
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the registrant's Annual Report on Form 10-K for the annual period ended December 31, 1998, filed with the Commission, as amended by the registrant's Annual Report on Form 10-K/A for the annual period ended December 31, 1998, filed with the Commission;

                  (2) the registrant's Current Reports on Form 8-K, dated February 7, 1999 and February 7, 1999, filed with the Commission;

                  (3) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission, as amended by the registrant's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1999, filed with the Commission;

                  (4) the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the Commission, as amended by the registrant's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999, filed with the Commission;

                  (5) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the Commission;

                  (6) the registrant's Current Reports on Form 8-K, dated October 19, 1999 and October 19, 1999, filed with the Commission; and

                  (7) the description of the Common Stock of the registrant set forth in the Registration Statement on Form 8-A, filed with the Commission on October 3, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

------------------------------

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated Certificate of Incorporation of the registrant provides for indemnification as follows:

         "THIRTEENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Thirteenth is in effect. Any repeal or amendment of this Article Thirteenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Thirteenth. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys' fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the
         Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

                  The Corporation may also indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                  As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding."

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                           The  following  documents are filed as a part of this
                  registration statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

         4.1* 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as amended

         4.2*    Form of Stock Option Agreement

         5.1*    Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

         23.2*   Consent of Ernst & Young LLP

         23.3*   Consent of KPMG LLP
--------------------

*        Filed herewith.


ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on November 30, 1999.

                                CAPITAL SENIOR LIVING CORPORATION


                                By:    /s/ Lawrence A. Cohen
                                       -----------------------------------------
                                       Lawrence A. Cohen,
                                       Chief Executive Officer and Vice Chairman

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence A. Cohen and James A. Stroud and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                          CAPACITY                                    DATE
           ---------                                          --------                                    ----
/s/ James A. Stroud                    Chairman of the Board of Directors and Chairman             November 19, 1999
--------------------------------       and Secretary
James A. Stroud

/s/ Lawrence A. Cohen                  Vice Chairman of the Board of Directors and Chief           November 30, 1999
--------------------------------       Executive Officer (Principal Executive Officer)
Lawrence A. Cohen

/s/ Keith N. Johannessen               President and Chief Operating Officer and Director          November 30, 1999
--------------------------------
Keith N. Johannessen

/s/ Ralph A. Beattie                   Executive Vice President and Chief Financial Officer        November 30, 1999
--------------------------------       (Principal Financial Officer)
Ralph A. Beattie

/s/ Dr. Gordon I. Goldstein            Director                                                    November 30, 1999
--------------------------------
Dr. Gordon I. Goldstein

/s/ James A. Moore                     Director                                                    November 18, 1999
--------------------------------
James A. Moore

/s/ Dr. Victor W. Nee                  Director                                                    November 30, 1999
--------------------------------
Dr. Victor W. Nee



                                                   EXHIBIT INDEX



                                                                                                         Sequential
   Exhibit                                                                                                  Page
    Number                                       Document Description                                      Number
   -------                                       --------------------                                    ----------
     4.1        1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as
                amended

     4.2        Form of Stock Option Agreement

     5.1        Opinion of Jenkens & Gilchrist, a Professional Corporation

     23.1       Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

     23.2       Consent of Ernst & Young LLP

     23.3       Consent of KPMG LLP
